Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRMOUNT SANTROL ANNOUNCES SIGNING OF LONG-TERM LEASE FOR DEVELOPMENT OF PERMIAN BASIN SAND FACILITY IN TEXAS

•	40-year lease for approximately 165 million tons of fine-grade reserves

•	Construction of mining facility expected to be complete by second-quarter 2018 with annual production capacity of approximately 3 million tons

•	Total leasehold interest payments and capital expenditures, estimated at $100 million to $110 million, expected to be funded with cash

•	Reserves located near Kermit, Texas, with access to the Delaware and Midland basins; complement Fairmount Santrol’s broad product portfolio

•	Company re-opens its Shakopee, Minnesota, Northern White sand mine due to increased customer demand

•	Finalizing customer commitments for the majority of sand production from both the Kermit and Shakopee facilities

•	Company has also prepaid $50 million of term debt at end of second-quarter 2017

CHESTERLAND, Ohio, July 24, 2017 (GLOBE NEWSWIRE) — Fairmount Santrol (NYSE:FMSA), a leading provider of high-performance sand and sand-based product solutions, today announced it has entered into a definitive 40-year lease agreement for approximately 3,250 acres of sand reserves located in Winkler County, Texas, in the Permian basin near Kermit. The reserves contain approximately 165 million tons of fine-grade 40/70 and 100 mesh sand. The Company intends to build a mine and processing facility on the leased land with approximately 3 million tons of proppant sand production annually. Over the past several months, the Company has ordered equipment and started to prepare the property for construction, which should accelerate the process and support the Company’s plan for sand production by the beginning of the second quarter of 2018.

Total leasehold interest payments and capital expenditures are estimated at $100 million to $110 million over the next 12 months. The Company expects to fund this investment through a combination of cash on hand and cash flow generated from operations. An average royalty of less than $3 per ton, which includes water rights, will also be paid over the term of the lease on sand sold from the Kermit facility, with no minimum annual royalty.

“The unique characteristics of this property, which include contiguous reserves of fine mesh sand, water availability and prime access to existing roads, make this an excellent opportunity for Fairmount Santrol to expand our broad product offering by providing a low-cost, in-basin solution to meet the changing requests from some of our customers,” said Jenniffer Deckard, President and Chief Executive Officer. “By leasing the reserves instead of an outright purchase, we will enhance our net return on investment and ensure greater financial flexibility. The ability to expand our capacity to meet growing market demand, while continuing the progress in strengthening our capital structure, creates value for our customers, shareholders and other stakeholders.”

In addition, on June 30, 2017, Fairmount Santrol prepaid $50 million of term loans outstanding under its existing credit agreement. The prepayment was made utilizing existing cash on hand. The $50 million term loan prepayment will reduce annual interest expense by approximately $2 million.

Further, due to increased customer demand, Fairmount Santrol has proceeded to reopen its Shakopee, Minnesota, mine and sand processing plant, which are located on the Union Pacific railroad. Once fully ramped up, the facility will have annual capacity of approximately 700,000 tons. The Company expects that the plant will be operational by the end of the third quarter of 2017.

For both the Kermit and Shakopee facilities, the Company is in the process of finalizing customer commitments for the majority of the tons that will be mined and processed. The Company also expects to receive prepayments from certain customers who sign long-term volume contracts to secure tonnage.

Fairmount Santrol is currently in a quiet period. The Company has provided a presentation related to the Kermit transaction on its website and looks forward to providing additional detail during its second-quarter earnings conference call that will be held on August 3, 2017, at 10:00 am Eastern Time.

About Fairmount Santrol

Fairmount Santrol is a leading provider of high-performance sand and sand-based product solutions used by oil and gas exploration and production companies to enhance the productivity of their wells. The Company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Its expansive logistics capabilities include a wide-ranging network of distribution terminals and railcars that allow the Company to effectively serve customers wherever they operate. As one of the nation’s longest continuously operating mining organizations, Fairmount Santrol has developed a strong commitment to all three pillars of sustainable development, People, Planet and Prosperity. Correspondingly, the Company’s motto and action orientation is: “Do Good. Do Well.” For more information, visit FairmountSantrol.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: changes in prevailing economic conditions, including continuing pressure on and fluctuations in demand for, and pricing of, our products; loss of, or reduction in business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the level of cash flows generated to provide adequate liquidity; our ability to successfully develop and market new products, including Propel SSP® and related products; our rights and ability to mine our property and our renewal or receipt of the required permits and approvals from government authorities and other third parties; our ability to implement and realize efficiencies from capacity expansion plans and facility reactivation initiatives within our time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to our business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; and other operating risks that are beyond our control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Fairmount Santrol Holdings Inc.’s filings with the Securities and Exchange Commission (“SEC”). The risk factors and other factors noted in our filings with the SEC could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor contacts:

Indrani Egleston

440-214-3219

Indrani.Egleston@fairmountsantrol.com

Matthew Schlarb

440-214-3284

Matthew.Schlarb@fairmountsantrol.com

Source: Fairmount Santrol

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